 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2014
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2273 Research Boulevard, Suite 400, Rockville, Maryland		20850
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On February 21, 2014, Emergent BioSolutions Inc. and its wholly-owned subsidiary, 2396638 Ontario Inc. ("Acquisition Sub"), completed the previously announced acquisition of Cangene Corporation, an Ontario corporation, in accordance with the Arrangement Agreement, dated as of December 11, 2013 (the "Arrangement Agreement"), among Emergent, Acquisition Sub and Cangene. Acquisition Sub paid $222 million in cash, or $3.24 per share (on a fully diluted basis), to acquire all of the outstanding common shares of Cangene. The acquisition was funded, in part, by proceeds from an offering by Emergent of its 2.875% Convertible Senior Notes due 2021 (the "Notes"), which closed on January 29, 2014.
Cangene is a Canadian biopharmaceutical company focused on the development and commercialization of specialty therapeutics, primarily targeting biodefense applications as well as infectious disease, hematology and transplantation.
Additional information and details of the Arrangement Agreement and the Notes, respectively, were previously disclosed in Item 1.01 of Emergent's Form 8-K filed on December 11, 2013 and Item 1.01 of Emergent's Form 8-K filed on January 29, 2014, both of which are incorporated by reference into this Item 2.01.
 The foregoing is a summary description of certain terms of the Arrangement Agreement and does not purport to be complete. It is qualified in its entirety by reference to the full text of the Arrangement Agreement, which was attached as Exhibit 2 to Emergent's Form 8-K filed on December 11, 2013.
The representations and warranties of Emergent, Cangene and Acquisition Sub contained in the Arrangement Agreement were made solely for the benefit of the parties to the Arrangement Agreement. In addition, such representations and warranties (1) were made only for purposes of the Arrangement Agreement, (2) may be subject to limits or exceptions agreed upon by the contracting parties, (3) are subject to materiality qualifications contained in the Arrangement Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Arrangement Agreement or other specific dates and (5) have been included in the Arrangement Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Emergent, Cangene or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Arrangement Agreement were made subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in Emergent's or Cangene's public disclosures.

Item 7.01	Regulation FD Disclosure.
A copy of the Company's press release, dated February 21, 2014, announcing completion of the acquisition is attached to this report on Form 8-K as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2013 and 2012 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2013 and 2012, were included as Exhibit 99.1 to Emergent's Form 8-K filed on January 22, 2014, which is incorporated herein by reference.
The audited consolidated financial statements of Cangene Corporation, including the consolidated balance sheets as at July 31, 2012 and 2011 and the consolidated statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the years ended July 31, 2012 and 2011, were included as Exhibit 99.2 to Emergent's Form 8-K filed on January 22, 2014, which is incorporated herein by reference.
The unaudited condensed consolidated interim financial statements of Cangene Corporation, including the condensed consolidated interim balance sheets as at October 31, 2013 and July 31, 2013 and the condensed consolidated interim statements of income (loss) and comprehensive income (loss), changes in equity and cash flows for the three months ended October 31, 2013 and 2012, were included as Exhibit 99.3 to Emergent's Form 8-K filed on January 22, 2014, which is incorporated herein by reference.
(b) Pro Forma Financial Information
The unaudited pro forma combined financial statements reflecting the acquisition were included as Exhibit 99.4 to Emergent's Form 8-K filed on January 22, 2014, which is incorporated herein by reference. The unaudited pro forma combined financial statements were prepared prior to the issuance of the Notes. The actual aggregate principal amount of Notes issued in the offering was $250 million, representing $50 million more than the aggregate principal amount of Notes assumed in the pro forma combined financial statements, which results in a $1.4 million increase in pro forma interest expense for the year ended December 31, 2012, a $1.1 million increase in pro forma interest expense for the nine months ended September, 2013, a $0.03 decrease in basic earnings per share for the year ended December 31, 2012, and a $0.02 decrease in basic earnings per share for the nine months ended September 30, 2013.
(d) Exhibits

Number	Exhibit

99	Press Release issued by the Company, dated February 21, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2014	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ROBERT G. KRAMER Robert G. Kramer Executive Vice President and Chief Financial Officer

EXHIBT INDEX

Number	Exhibit

99	Press Release issued by the Company, dated February 21, 2014.